CONFIDENTIAL DRAFT

DRAFT SRG Board Appointment Release

FOR IMMEDIATE RELEASE
Seritage Growth Properties Appoints Three New Members to its Board of Trustees
Ms. Nevo-Hacohen, Mr. Sabshon and Mr. Wilsmann
Each Brings Decades of Experience and Relevant Expertise
New York – April 28, 2022 – Seritage Growth Properties (NYSE:SRG) (the “Company” or “Seritage”), a national owner and developer of 170 residential, retail and mixed-use properties, today announced the appointment of Talya Nevo-Hacohen, Mitchell Sabshon and Mark Wilsmann to its Board of Trustees, effective immediately.

These appointments follow the Seritage Board’s previously announced intent to identify additional trustee candidates to further enhance the Board’s investment and transaction experience:

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Ms. Nevo-Hacohen is EVP and Chief Investment Officer and Treasurer of Sabra Health Care REIT, Inc., a leading owner and operator of healthcare industry real estate in the U.S. and Canada.  Since joining Sabra in 2010, Ms. Nevo-Hacohen has overseen investments totaling $6.0 billion, and she recently played a pivotal role in Sabra’s and Sienna Senior Living’s formation of a joint venture to acquire 11 senior housing communities for $243 million.

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Mr. Sabshon is CEO and President of Inland Real Estate Investment Corporation and CEO of multiple related non-listed REITs including: Inland Real Estate Income Trust, Inc., a multi-tenant retail REIT; InPoint Commercial Real Estate Income, Inc., a commercial mortgage REIT and MH Ventures Fund II, Inc., a privately held manufactured housing community REIT.

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Mr. Wilsmann served as Managing Director and Head of Equity Investments for MetLife Investment Management - Real Estate. Mr. Wilsmann helped build MetLife’s $32 billion direct property investment platform, which he and his team invested on behalf of the MetLife General Account as well as institutional investors including public and private pension funds, sovereign wealth funds, and insurance companies.

“Talya, Mitchell and Mark are accomplished real estate professionals, and we are excited to welcome them to the Seritage Board,” said Andrea Olshan, Chief Executive Officer of Seritage Growth Properties. “They all have meaningful experience leading investment platforms across real estate sectors and significant expertise executing complex transactions. We look forward to benefitting from this wealth of knowledge as we continue our process to unlock the compelling value of the Seritage portfolio for the benefit of shareholders.”

Seritage also announced that Trustees David Fawer and Thomas Steinberg have resigned from the Seritage Board, effective upon Ms. Nevo-Hacohen’s, Mr. Sabshon’s and Mr. Wilsmann’s appointments. Following these changes, the Seritage Board now comprises eight members, seven of whom are independent.

“On behalf of the entire Board, I want to extend my sincere gratitude to David and Tom for their contributions to Seritage,” Ms. Olshan continued. “It has been a pleasure to work with them during my tenure as CEO.”

CONFIDENTIAL DRAFT

About Talya Nevo-Hacohen

Ms. Nevo-Hacohen has served as EVP, Chief Investment Officer and Treasurer of Sabra Health Care REIT, Inc. since November 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. Previously, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President—Capital Markets and Treasurer for HCP, Inc., a healthcare REIT. Prior to her time with HCP, Ms. Nevo-Hacohen spent 10 years with Goldman, Sachs & Co. where she was a Vice President in the investment banking and finance, operations and administration divisions.

About Mitchell Sabshon

Mr. Sabshon serves as Chief Executive Officer and President of Inland Real Estate Investment Corporation, where he leads the execution of Inland's long-term business strategy. Mr. Sabshon is also Chief Executive Officer of Inland Real Estate Income Trust, Inc., a publicly registered, non-listed multi-tenant retail REIT, InPoint Commercial Real Estate Income, Inc., a publicly registered, non-listed commercial mortgage REIT, and MH Ventures Fund II, Inc., a privately held manufactured housing community REIT. He previously served as EVP and Chief Operating Officer of Cole Real Estate Investments. Before that, he spent almost 10 years at Goldman, Sachs & Co. in various leadership roles, including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher & Flom LLP in New York.

About Mark Wilsmann

Mr. Wilsmann spent 31 years in real estate with MetLife Investment Management, including roles in asset management, acquisitions, mortgage lending, portfolio management, regional operations, and merger integration. He most recently served as Managing Director and Head of Equity Investments. He assumed this role in 2012 to help build MetLife's $32 billion direct property investment platform, investing on behalf of the MetLife General Account as well as institutional investors including public and private pension funds, sovereign wealth funds, and insurance companies, via co-mingled funds and managed accounts. He also oversaw more than $7 billion in ground up development investments in apartments, industrial, office, retail, life sciences, data centers, and hotels. Between 2003 and 2012, Wilsmann led MetLife's commercial mortgage lending business, directing product design, pricing, and origination activities and chairing the investment committee.

About Seritage Growth Properties
Seritage is principally engaged in the ownership, development, redevelopment, management, sale and leasing of diversified and mixed-use properties throughout the United States. As of December 31, 2021, the Company’s portfolio consisted of interests in 162 properties comprised of approximately 19.2 million square feet of GLA or build-to-suit leased area (approximately 17.2 million at share), approximately 3.9 million of which is held by unconsolidated entities (approximately 1.9 million at share), approximately 600 acres held for or under development and approximately 9.4 million square feet of GLA or approximately 800 acres to be disposed of.

CONFIDENTIAL DRAFT

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; competition and related challenges in the real estate and retail industries and the ability of the Company’s top tenants to successfully operate their businesses; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the Company’s historical exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; the litigation filed against the Company and other defendants in the Sears Holdings adversarial proceeding pending in bankruptcy court; risks relating to redevelopment activities and potential acquisition or disposition of properties; the process and results of the Company’s review of strategic alternatives; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; contingencies to the commencement of rent under leases; environmental, health, safety and land use laws and regulations; the terms of the Company’s indebtedness and availability or sources of liquidity; possible acts of war, terrorist activity or other acts of violence or cybersecurity interests; the Company’s relatively limited history as an operating company and; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Contacts
Investor Contact:
Seritage Growth Properties
Investor Relations
(212) 355-7800

Media Contact:
Jon Keehner / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449